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                                                                    EXHIBIT 10.2


                          MASTER LOAN PARTICIPATION AND
                               SERVICING AGREEMENT


        This Master Loan Participation and Servicing Agreement (the "Agreement") is entered into by and among Specialty Mortgage Trust, Inc., a Maryland corporation, (Beneficiary") and Gonzo Financial, Inc. a Nevada corporation ("Gonzo"), with reference to the following facts:

        A. Beneficiary desires that Gonzo service certain real estate and other loans (the "Loans") evidenced by various loan documents (the "Loan Documents"), which may include, without limitation, promissory notes (the "Notes"), secured by security agreements and deeds of trust (the "Deed of Trust") encumbering certain real property and other collateral (the "Collateral").

        B. The parties hereto desire to set forth the terms and conditions for the servicing of the Loans by Gonzo.

        Based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. Loan Participation and Ownership. Beneficiary agrees that, subject to the satisfaction of all conditions to the funding of the respective Loans, Beneficiary's ownership of the respective Loans shall be as set forth in a certificate of participation (the "Participation Certificate") to be executed by Beneficiary upon funding of Beneficiary's share of each respective Loan in the form of the Participation Certificate attached hereto as Exhibit "A" or as otherwise agreed by Beneficiary and the other participants (the "Participants") in the Loans. The percentage ownership interests of the Participants in the Loans are hereafter referred to as the participants' "Participation Percentages." Ownership in the Loans shall include participation in the commitment to make the Loans, the principal and interest of the Loans, the Loan


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Documents, and any Collateral for the Loans, all for the prorata account, benefit and risk of the Participants in accordance with their relative Participation Percentages. Beneficiary shall be vested, upon funding of the respective Loans as set forth in Article 2., to the extent of its relative Participation Percentage, with beneficial ownership of and equitable title to the Loans and all documents of every nature relating to the Loans. The interest of Beneficiary and the other Participants in the Loans shall be of equal priority unless otherwise agreed by the Participants.

        2. Loan Fundings. Beneficiary agrees to fund its proportionate share of the Loans in accordance with its relative Participation Percentage in each Loan. The determination of the satisfaction of all funding conditions for the Loans shall be made by Gonzo, in accordance with the terms of this Agreement. Upon notice from Gonzo that the conditions of the Loan Documents for the particular Loan have been satisfied, Beneficiary agrees to fund the Loan by sending cash payment, in immediately available funds, to Gonzo or as designated not later than 12:00 p.m. P.S.T. on the day immediately following receipt of the funding notice.

        3. Disclaimer of Warranties; Risk of Loss. Except as set forth herein, no representations and warranties are made with respect to the Loans and all Loan participations shall be made without recourse to Gonzo, its shareholders, directors, officers, agents, representatives, and assigns. All losses in the Loans shall be borne by Beneficiary in accordance with its Participation Percentage in the respective Loan. Beneficiary hereby agrees to pay its respective prorata share (based upon relative Participation Percentages) of any and all losses, damages, expenses or claims or demands, including reasonable counsel fees incurred in investigating or defending the same and caused by, relating to, arising out of, resulting from, or in any way connected with the Loans, the servicing thereof and the transactions contemplated therein or on account of any act or omission to act except to the extent that damages are caused solely by Gonzo's intentional act or omission, in which event such losses, damages, and expenses shall be paid by Gonzo. Gonzo does not assume and shall have no responsibility or liability, express or implied, for the collectability, enforceability, genuineness or validity of the Loan Documents, for the value or physical conditions of


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any Collateral, or for the financial condition of any Borrower and/or guarantor or other obligor on all or any portion of the Loans. Beneficiary assumes the obligation to determine independently the validity and enforceability of the Loan Documents and to make its own appraisal of the Collateral and the credit worthiness of the borrowers of the Loans (the "Borrowers") and any guarantor or other obligor on all or any portion of the Loans. Without limiting the generality of the foregoing, Beneficiary represents and warrants that it, independently and without reliance upon Gonzo or any information provided or to be provided by Gonzo, shall determine to its satisfaction the suitability of its joining in the making of the Loans and all other matters relating to the credit worthiness of each Borrower, any guarantor of the Loans, or any portion thereof, the value of all or any portion of the Collateral and the terms and conditions of the Loan Documents, and that Beneficiary is not and shall not rely on any representations or statements made by Gonzo or any information provided by Gonzo with respect thereto.

        4. Administration and Servicing of Loans.

                4.1 Relationship of Gonzo, Beneficiary, and other Participants.

Beneficiary and Gonzo each agree and intend that the relationship created by this Agreement and participations in the Loans shall be only as owners of the undivided participation interests in the Loans and shall not be that of lender and borrower, joint ventures, or partners. Neither the execution of this Agreement, nor the selling of any interest in the Loans and the security therefore, nor any agreement to share in profits or losses as provided herein, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture, or the issuance or sale of a security, between the parties to this Agreement or any of the other Participants. Beneficiary represents that it is a sophisticated investor possessing experience in transactions such as the Loans and is not acquiring its interest in the Loans with a view toward resale thereof. It is agreed that Gonzo is not to act as agent for Beneficiary, but is to act in all loan administration and servicing matters hereunder as an independent contractor on behalf of Beneficiary and the other Participants in the Loans.


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               4.2 Servicing Responsibilities. Gonzo hereby assumes the
responsibility for administering and servicing the Loans, as specified in this Agreement, and shall retain such responsibility while this Agreement remains in effect, unless a new servicer is designated. In its management and administration of the Loans or in connection with the exercise of any rights or remedies under the Loan Documents or at law, Gonzo shall use the same diligence and care as customarily used by Gonzo with respect to loans held entirely for its own account, In no event shall Gonzo be liable for any action taken at the direction of the requisite Participation Percentage of the Participants as set forth in Section 4.3 below or as otherwise set forth in this Agreement. Subject to the other provisions of this Agreement, Gonzo shall have all of the rights of a holder of the Notes and as Lender under the Loan Documents and is specifically authorized, without limitation, to execute with binding effect all Loan Documents on behalf of Beneficiary. As servicer of the Loans, Gonzo specifically agrees to perform the following.

                      (1) to monitor and deal with the Loan Documents on behalf of the Participants;

                      (2) to disburse the proceeds of the Loans in accordance with the Loan Documents;

                      (3) to service and manage the Loans and the Collateral in the ordinary course of business and in accordance with its usual practices in managing loans for its own account;

                      (4) to examine the Collateral and the books and records of Borrowers relating to the Loans as it shall deem necessary;

                      (5) to request such additional financial or other information and/or detail as to any item or items contained in any financial information tendered by Borrowers upon the request of Beneficiary as long as such request for additional information is reasonable;

                      (6) to remit to Beneficiary, upon request, all financial information received by Gonzo which is material to the Loans, the Borrowers, or any guarantor;


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                      (7) to remit to Beneficiary periodic accounting of the
Loans in accordance with its normal and usual servicing practices; and

                      (8) to disburse to Beneficiary its prorata share of Loan payments received net of fees and costs (including, without limitation, the servicer and other fees specified in Article 7. below), on or before the twentieth (20th) day of each month after receipt by Gonzo.

               4.3 Actions Requiring Participant Approval. Except as provided below, Gonzo shall have the right to make all decisions and take all action respecting the Loans, including such actions set forth in Section 4.2 above, the Loan Documents and the Collateral without obtaining the prior approval of Beneficiary and the other Participants. Notwithstanding the foregoing, Gonzo shall not, without first obtaining the prior consent of Participants representing interest in excess of fifty percent (50%) of the Participation Percentages of the applicable Loan:

                      (1) waive prompt payment of principal and/or interest or fees on the Note or agree to any extension of time for such payments or change the interest rate provided for in the Note or increase the amount of the Loan;

                      (2) make or consent to any release of any Borrower, any payment of obligor or any guarantor from any liability under the Loan Documents;

                      (3) make or consent to any release, satisfaction or discharge of any of the Collateral except in accordance with the Loan Documents;

                      (4) make any advance on the Loan with actual knowledge of an existing material default by Borrower or waive any known material default under the Loan Documents;

                      (5) make any extension of the funding period under the Loan Documents;


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                      (6) make or consent to any material modification of any of the Loan Documents other than as set forth hereinabove;

                      (7) waive in writing any covenant against Borrower under the Loan Documents;

                      (8) give any consent or approval to Borrower, not otherwise specifically provided for herein;

                      (9) commence any foreclosure sale or other action for the recovery of collateral; or

                      (10) sell any Collateral acquired by any foreclosure sale or other action for the recovery of collateral on the price and terms directed by such interests.

Notwithstanding the foregoing, Gonzo may perform any of the foregoing actions without obtaining the prior consent of Participants representing interest in excess of fifty percent (50%) of the participation Percentages of the applicable Loan in the event Gonzo, in its sole discretion, deems it necessary to take such action in order to protect or preserve all or any portion of the Collateral for any Loan.

               4.4 Acquisition of Title to Collateral. Should the Participants acquire title to any Collateral, either through foreclosure or acceptance of an assignment in lieu of foreclosure, Beneficiary agrees to contribute, within ten
(10) days of billing or other notification by Gonzo prorata share of the cost of such acquisition, including, without limitation, fees of referees, trustees, title company charges, costs, disbursements and counsel fees, and its prorata share of expenses for maintenance, taxes, and building costs, and any and all other expenses necessary in connection with the holding, operating and/or sale of such Collateral. In the event of the acquisition of title to any collateral, and upon the subsequent sale thereof, Gonzo shall at that time or as soon thereafter as is practicable, account and pay over to Beneficiary and each of the other Participants, each of their respective proportionate shares of the net proceeds of such sale(s) based upon their respective interest in the Loan. If a purchase money encumbrance shall be taken in part for the sale of the Collateral upon written consent pursuant to


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Section 4.3 hereof, the Participants shall enter into an agreement with respect to said encumbrance defining the rights of the Participants in the same prorata shares as in the Deed of Trust foreclosed, which agreement shall be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable. In the absence of such agreement, such encumbrance shall be held by Gonzo for the benefit of Participants and shall be subject to the terms of this Agreement to the extent applicable. All such proceeds of the Collateral shall be applied in the manner set forth in the applicable Loan Documents.

               4.5 Payment and Proceeds. Beneficiary agrees not to accept any payments, or proceeds and/or collection directly from any Borrower in connection with the Loan Documents (or any third party except from Gonzo) including an exercise of the right of set off unless Beneficiary immediately forwards such payment or proceeds of collection to Gonzo for application and distribution in accordance with the terms of this Agreement. Beneficiary shall not exercise its right of setoff against any Borrower without first receiving the written consent of the other Participants in the applicable Loan. Any losses on any Loan shall be shared by the Participants in accordance with their relative Participation Percentages in the Loan as set forth above.

               4.6 Consents Deed given if Not withheld. If Beneficiary fails to deliver to Gonzo written notice of its approval or disapproval of any action proposed to be taken by Gonzo under Section 4.3 above, or any other action, within five (5) days after the day upon which Beneficiary receives written notice from Gonzo of the action it proposes to take, then the proposed action to be undertaken by Gonzo shall be deemed to have been approved by Beneficiary. Beneficiary agrees that Beneficiary's consent and approval to any action by Gonzo or otherwise required under this Agreement or in connection with the Loans shall not be unreasonably withheld.

               5. Access to Books of Account and Records. Gonzo shall at all times keep proper books of account and records reflecting the interest of Beneficiary and each other Participant and reflecting the disbursements made and payments received on the Loans and shall make all of its records and files respecting the Loans available for


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inspection by Beneficiary at all reasonable hours and upon reasonable notice to
Gonzo.

        6. Assignment and Delegation.

               6.1 Assignment of Loan Participation. Beneficiary may assign its respective interest in the Loans without the consent of any of the other Participants, but in such event written notice of the assignment shall be forthwith provided to Gonzo providing the name and address of the assignee. Until such notice is effective as set forth herein and the assignee has executed (by notarized signature) any documentation reasonably requested by Gonzo, including, without limitation, a counterpart of this Agreement as amended from time to time and any disclosure and other documentation required by law, Beneficiary shall be presumed to continue to be the owner of the interest in the Loan and Gonzo shall be fully protected in continuing to make payment of principal and interest to Beneficiary as the owner of the interest in the Loan. Once such written notice is effective and the assignee has executed all documentation required by Gonzo as set forth above, the assignee named therein shall be presumed to be the owner in making payment of principal and interest to such assignee. This Agreement shall inure to the benefit of and obligate the parties hereto and their respective successors and assigns with the same force and effect as if said assignee had been named herein and had executed this Agreement.

               6.2 Assignment, Delegation, and Termination of Servicing Rights and Obligations. This Agreement may be terminated with respect to any Loan by either party either for cause or without cause upon thirty (30) days prior written notice to the other party of such intention to terminate. The term "for cause" shall mean the intentional misconduct or omission to act of either party to this Agreement. Any termination notice from Beneficiary must also be approved in writing by Participants representing fifty-one percent (51%) of the Participation Percentages of the Loan for which this Agreement is to be terminated. Any termination notice for cause shall state specifically the cause for such intention to terminate and shall provide that if reasonable corrective action is taken within such thirty (30) day period then such intention to terminate shall be rescinded. Upon termination Gonzo shall account for and turn over to Participants all funds collected from the Borrowers and guarantors (for the


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applicable Loan (s)), less any compensation due Gonzo, and copies of such records as may be necessary for the continuous servicing of the Loan (s). Should this Agreement be terminated as above provided, Gonzo agrees to assign and deliver the Loan(s) for Participants to Participants or to any servicing agent the Participants should designate. Should this Agreement be terminated by Beneficiary and the requisite Participants without cause, then, in addition to the other compensation and reimbursements set forth herein, Gonzo shall be entitled to receive an amount equal to its annual ordinary fee set forth in
Article 7. below for an additional one (1) year period from the effective date of the termination. All compensation or reimbursement due Gonzo under this Agreement shall be fully paid to Gonzo as a condition of transferring the Loan
(s) to the Participants or to any servicing agent designated by the Participants. In addition, Gonzo may, without terminating this Agreement and without the prior consent of Beneficiary assign and delegate (without release of Gonzo hereunder) all or a portion of its rights, duties, and obligations hereunder to a subservicer or other service provider.

        7. Servicer and Loan Origination Fees. Gonzo shall be entitled to an annual ordinary fee as set forth in the Participation Certificate for each respective Loan, and in the absence thereof, to an ordinary fee equal to one percent (1%) of the outstanding principal amount of the Loans from time to time, for the servicing of the Loans. The amount of such fee shall be the responsibility of Beneficiary in proportion with its relative Participation Percentage in each Loan. Such fees will be proportionately deducted by Gonzo from each remittance to Beneficiary. Any and all late and default charges, returned check charges, loan cancellation charges, and prepayment charges paid in connection with the Loans shall be retained by Gonzo as further compensation, and Gonzo shall be reimbursed by Beneficiary for any and all expenses incurred by Gonzo in connection with servicing the Loans as set forth below. It is further agreed that any necessary transitory services which may be proper under this Agreement, including, but not limited to, the foreclosure of mortgages, property maintenance and improvement, property management, the sale of any foreclosed real estate and other extraordinary expenses, shall be contracted for or done by Gonzo at its customary cost for such services, provided such costs is reasonable and customary in the jurisdiction where the


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Collateral is located, and that Gonzo shall bill Beneficiary for its prorata share of such expense, and Beneficiary shall be required to pay promptly its prorata share of such extraordinary expenses incurred and billed under this Agreement. Beneficiary agrees that Gonzo shall be entitled to loan origination fees as agreed to by Gonzo and the Borrowers of each Loan which shall be paid to and retained by Gonzo upon the closing of each Loan.

        8. Miscellaneous Provisions.

               8.1 Effect of Article and Section Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Agreement.

               8.2 Entire Agreement. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an agreement in writing. This Agreement will remain in effect until the Loans are liquidated completely unless earlier terminated as set forth herein.

               8.3 Severability. If any provision of this Agreement is held to be invalid, the legality and enforceability of all remaining provisions shall not in any way be affected or impaired, and this Agreement shall be interpreted as if such invalid provision was not contained herein.

        8.4 Notices. Except as otherwise provided herein or by law, all notices required or permitted to be given by law or by the terms of this Agreement shall be in writing and shall be considered given upon (1) personal service of a copy on the party to be served, (2) three (3) business days after proper deposit of a copy of such notice in the United States Mail, by certified or registered mail, postage prepaid, receipt for delivery requested, addressed to the party to be served, or (3) transmission of such notice by telefax transmission during normal business hours. Notices shall be given to the respective party at the addresses and/or telefax numbers set forth below their respective signatures to this Agreement. Notices given pursuant to clause (3) above shall also be immediately thereafter transmitted by certified mail or personal service as provided above. Any change in the address or telefax number of any party shall be given by the party having such change to the other parties in the manner


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provided above. Thereafter, all notices shall be given in accordance with the notice of change of address or telefax number. Notices given before actual receipt of the notice of change of address shall not be invalidated by the change of address.

        8.5 Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        8.6 Attorney's Fees. If either party brings any action or proceeding to interpret or enforce this Agreement, or for damages for any alleged breach hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

        8.7 Governing Law. This Agreement and all of the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the United States and the State of Nevada, as applicable. The parties further agree that the full and exclusive forum for the determination of any action relating to this Agreement shall be either an appropriate court of the State of Nevada or the United States District Court for the District of Nevada.


                          [ Signature Page to Follow ]


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GONZO FINANCIAL, INC., a Nevada corporation

By: /s/ Grace C. Caudill                  /s/ Nello Gonfiantini III
    ----------------------------------    --------------------------------------
        Grace C. Caudill                      Nello Gonfiantini, III,
        Manager/Corporate Secretary           President


Dated: February 5, 1998

Post Office Box 838
6160 Plumas Street
Reno, NV  89509

Telephone:      (775)  826-0809
Telefax:        (775)  826-0166

SPECIALTY MORTGAGE TRUST, INC., as Beneficiary

/s/ Grace C. Caudill
-----------------------------------------
Grace C. Caudill, Assistant
Secretary
Date: 2/05/98

/s/ Nello Gonfiantini III
-----------------------------------------
Nello Gonfiantini III,
President
Date: 2/05/98

-----------------------------------------
Name

6160 Plumas Street
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Address

Reno, Nevada  89509
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Address

(775) 826-0809
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Telephone Number

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Fax Number (if applicable)

-----------------------------------------
Social Security # or Tax I.D. #


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